UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

UAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 W. Wacker Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 15, 2008, Jake Brace will retire as Executive Vice President and Chief Financial Officer of UAL Corporation effective October 31, 2008. On September 25, 2008, the Human Resources Subcommittee of the UAL Board approved the principal terms of a separation agreement with Mr. Brace, and an agreement was entered into by the parties on October 9, 2008 (the “agreement”).

Pursuant to the terms of the agreement, Mr. Brace will receive the benefits provided under the UAL Corporation Executive Severance Plan, including severance pay equal to two times the sum of his base salary of $653,125 plus his target annual incentive amount (85% of base salary). One twelfth of this amount will be paid on November 8, 2008, with the remainder to be paid in a lump sum amount in January 2009. Mr. Brace remains eligible to receive a prorated payment for 2008 under the Company’s Success Sharing and Profit Sharing Plans and will be paid for his unused vacation for 2008 and his accrued vacation for 2009.

Consistent with the treatment of retirees under the UAL Corporation 2006 Management Equity Incentive Plan, under the agreement, all equity awards previously granted to Mr. Brace will vest immediately and all stock options will remain exercisable through the original award term. In addition, Mr. Brace will receive outplacement consulting services. Under the agreement, Mr. Brace will receive continuation of certain medical and his travel benefits through September 30, 2012, after which he will receive retiree medical coverage and retiree travel benefits.

Mr. Brace will receive these benefits in consideration for agreeing to certain covenants in the agreement including non-competition, non-solicitation, non-disparagement and confidentiality covenants for the benefit of the Company, as well as a general release of claims. Through October 31, 2010, Mr. Brace has agreed to cooperate with the Company with respect to any matter relating to matters he was involved with while employed by the Company.  Mr. Brace has agreed not to take a competitive position with certain air carriers through October 31, 2010 without prior written consent of the Company, including any position as a director or providing services similar to a management-level employee as a consultant, independent contractor or otherwise. Mr. Brace has also agreed, through October 31, 2010, not to solicit or hire any employee of the Company, attempt to persuade any employee of the Company to leave the Company, or hire or solicit certain persons employed by the Company during the six-month period preceding November 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By: /s/ Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Senior Vice President,
General Counsel and Secretary

Date: October 10, 2008

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